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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 7, 2006, except for the information described in Note 18, as to which the date is April 17, 2006, relating to the financial statements of Loews Cineplex Theatres, Inc., which are incorporated by reference from the AMC Entertainment Inc. Registration Statement on Form S-1 filed on May 9, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York
June 27, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM